EXHIBIT 99.01

SRAX Reports Positive Net Income and Positive Adjusted EBITDA
for the Fourth Quarter of 2017

LOS ANGELES, April 2, 2018 –Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported GAAP net income of $178,000, $0.02 per share, and Adjusted EBITDA gain of $1.2 million for the fourth quarter 2017.

SRAX’s CEO and Chairman Christopher Miglino, stated, “Our focus on high margin revenue for the past year culminated in a very strong fourth quarter with a positive bottom line and substantial annual improvements. In 2017, gross margin reached 60%, increasing from 35%, and Adjusted EBITDA improved over $750,000, both when compared to 2016. To broaden our growth opportunities, we also invested in sales talent, including in our consumer-packaged goods vertical, and engineering resources in the past year. Now, we are well positioned to leverage our successful healthcare vertical, both as a model to grow other verticals and as an asset to be monetized.  In fact, we are now in the final phase of this process. While we cannot discuss more until a definitive agreement has been signed, we are happy with our progress.”

“Additionally, we are excited to be in the next development phase of our consumer data management and distribution system with the Alpha release of our BIG platform. This is particularly relevant since consumers are increasingly realizing the true value of their data as they see large companies monetarily benefiting from their information. We believe our BIG platform will markedly expand the digital data ecosystem by providing consumers the ability to own, verify and sell access to their data, and by improving the quality of enriched data available to advertisers and marketing companies. Overall, we believe 2018 will be a year of strategic change and growth for our verticals and BIG platform.”

Financial Results: Fourth Quarter 2017 Compared to Fourth Quarter 2016

•

Gross revenue was $6.5 million, compared to $11.5 million in the fourth quarter of 2016, which included revenue from a large, non-recurring SRAX Reach customer that was partially offset by an increase in revenue from SRAX buy-side and sell-side clients as well as continuing growth in SRAXmd.

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Gross profit was $5.5 million, increasing from $4.7 million in the fourth quarter of 2016. Gross margin was 85%, compared 41% in the fourth quarter of 2016, reflecting the focus on high-margin revenue and the impact of several one-time year-end adjustments.

•

Operating expenses were $5.6 million, compared to $5.6 million in fourth quarter of 2016.  The 2017 cost levels reflect first quarter cost management measures offset by product development costs related to the BIG platform.

•

Loss from operations decreased to $67,000, up from  $849,000 the fourth quarter of 2016.

•

Other income improved  to $244,000, compared to other expense of $494,000 in the fourth quarter of 2016.

•

Net income improved to $178,000, or $0.02 per share, compared a net loss of $1.3 million, or $0.22 per share in the fourth quarter of 2016.

•

Adjusted EBITDA gain improved to $1.2 million, compared to a gain of $581, 000 in the fourth quarter of 2016.

•

Cash and cash equivalents were $1.0 million at December 31, 2017, compared to $216,000 at September 30, 2017 and $1.0 million at December 31, 2016.  Working capital at December 31, 2017 was positive $1.1 million, improved from negative $8.3 million.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and certain additional one-time expenses. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

2017 Financial Results:

•

Gross revenue was $23.3 million, compared to $35.8 million in 2016.

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Gross profit increased to $14.3 million, from $12.5 million in 2016. Gross margin was 60%, up from 35% in 2016.

•

Loss from operations decreased to $3.8 million, up from $4.8 million in 2016.

•

Net loss was $6.7 million, or $0.81 per share. 2016 net loss including a $3.7 million benefit from a contingent consideration write-off was $4.2 million, or $0.69 per share.

•

Adjusted EBITDA loss improved to $382,000, up from and Adjusted EBITDA loss of $1.1 million in 2016.

Other Recent Corporate Highlights:

•

Released the Alpha version of the BIG platform consumer data management and distribution system to a limited, by invitation only group of users.

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Made significant progress toward the monetization of SRAXmd, including starting an auction process that management believes has entered its final stage.

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Expended SRAX human capital to support the development of the BIG platform and expand the sales force, particular for the consumer-packaged goods vertical.

As the company is evaluating strategic alternatives for SRAXmd, management has elected not to provide financial guidance at this time.

Conference Call

Management will review the results on a conference call with a live question and answer session today, April 2, 2018, at 1:30 p.m. ET. To access the call, please use passcode 3536327:

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If calling from the United States or Canada, please dial Dial-In Numbers: 1-800-281-7973 to access the live call and 1-844-512-2921 for the replay available until April 16, 2018.

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If calling internationally, please dial 1-323-794-2093 to access the live call and 1-412-317-6671 for the replay.

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The call will be webcast over the internet and accessible at the Company’s website at http://srax.com/investors/ for at least 90 days.

About SRAX
Social Reality, Inc.(NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX's technology delivers the tools to unlock data to reveal brands and content owners' core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people will own and sell access to their data thereby providing everyone in the Internet ecosystem transparency, choice and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the healthcare, CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations, the ultimate outcome of any proposed transaction with SRAXmd, and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Statements contained in this press release also reference the auction process with regards to SRAXmd.  Although management is optimistic regarding the successful completion of the auction process, there can be no assurances that the process will be completed, will be successful, or that if such process is completed, that it will be on terms favorable to us.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,017,299	$1,048,762
Accounts receivable, net	4,348,305	8,411,019
Prepaid expenses	468,336	332,503
Other current assets	300,898	6,488
Total current assets	6,134,838	9,798,772

Property and equipment, net of accumulated depreciation	154,546	55,492
Goodwill	15,644,957	15,644,957
Intangibles - net	1,642,760	1,365,241
Other assets	28,598	34,659

Total assets	$23,605,699	$26,899,121

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$5,010,815	$13,156,083
Note payable, net of unamortized costs	-	3,418,788
Unearned revenue	-	-
Put warrant liability	-	-
Debenture warrant liability	-
Leapfrog warrant liability	-
Debenture conversion liability	-
Put liability	-	1,500,000
Total current liabilities	5,010,815	18,074,871

Secured convertible debentures, net	671,146	-
Total liabilities	5,681,961	18,074,871

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2017 and December 31, 2016, respectively	-	-
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 9,910,565 and 6,951,077 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	9,911	6,951
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2017 and December 31, 2016, respectively	-	-
Common stock to be issued	879,500	678,000
Additional paid in capital	38,183,033	22,529,303
Accumulated deficit	(21,148,706)	(14,390,004)
Total stockholders' equity	17,923,738	8,824,250

Total liabilities and stockholders' equity	$23,605,699	$26,899,121

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016

 (Unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2017	2016	2017	2016

Revenues	$6,487,265	$11,513,459	$23,348,714	$35,763,047
Cost of revenue	950,647	6,796,791	9,328,893	23,226,995
Gross profit	5,536,618	4,716,668	14,019,821	12,536,052

Operating expense
General, selling and administrative expense	5,603,335	5,566,124	17,016,789	16,648,705
Write-off of non-compete agreement	-	-	468,750	-
Restructuring costs	-	-	377,961	-
Impairment of goodwill	-	-	-	670,000
Total operating expense, net	5,603,335	5,566,124	17,863,500	17,318,705

Loss from operations	(66,717)	(849,456)	(3,843,679)	(4,782,653)

Other income (expense)
Interest income (expense)	(79,746)	(234,549)	(748,329)	(2,133,442)
Amortization of debt issuance costs	(1,054,318)	(259,929)	(2,101,377)	(1,076,634)
Total interest expense	(1,134,064)	(494,478)	(2,849,706)	(3,210,076)
Loss on repurchase of Series B warrants	2,053,975	-	-	-
Loss on repricing of Series A warrants	99,820	-	-	-
Accretion of put warrants	(1,934,663)	-	-	-
Accretion of debenture discount and warrants	788,873	-	-	-
Accretion of Leapfrog warrants	336,348	-	-	-
Exchange Gain or Loss	(10,622)	-	(10,622)	-
Gain on settlement	45,125	-	45,125	-
Write-off of contingent consideration	-	-	-	3,744,496
Total other income (expense)	244,792	(494,478)	(2,815,203)	534,420

Loss before provision for income taxes	178,075	(1,343,934)	(6,658,882)	(4,248,233)

Provision for income taxes	-	-	-	-
Net loss	$178,075	$(1,343,934)	$(6,658,882)	$(4,248,233)

Net (loss) income per share, basic	$0.02	$(0.22)	$(0.81)	$(0.69)
Net (loss) income per share, diluted	$0.02	$(0.22)	$(0.81)	$(0.69)

Weighted average shares outstanding, basic	8,253,851	6,196,197	8,253,851	6,196,197
Weighted average shares outstanding, diluted	8,253,851	6,196,197	8,253,851	6,196,197

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

TWELVE MONTH PERIOD ENDED DECEMBER 31, 2017 AND 2016

(Unaudited)

	Twelve Month Period Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$(6,658,882)	$(4,248,233)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of stock based prepaid fees	-	373,567
Stock to be issued		678,000
Stock based compensation	2,085,988	1,200,121
Noncash financing cost	-	274,634
Amortization of debt issue costs	1,082,830	1,076,695
Amortization of debt discount	1,018,548	-
PIK interest expense accrued to principal	-	511,261
Impairment of Goodwill	-	670,000
Write-off of non-compete agreement	468,751	-
Accretion of contingent consideration	-	(3,585,435)
Accretion of put liability	-	63,718
Provision for bad debts	(195,172)	119,434
Depreciation expense	22,908	21,304
Amortization of intangibles	505,712	365,728
Changes in operating assets and liabilities:
Accounts receivable	4,261,574	(6,817,597)
Prepaid expenses	(135,834)	(23,069)
Other assets	(288,349)	29,602
Accounts payable and accrued expenses	(6,535,152)	8,020,903
Unearned revenue	-	(1,295)

Cash (used) provided by operating activities	(4,367,078)	(1,270,662)

Cash flows from investing activities:
Purchase of equipment	(121,962)	(32,862)
Development of software	(634,914)	(119,225)

Cash used in investing activities	(756,876)	(152,087)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	4,020,401	4,643,799
Proceeds from exercise of warrants	1,085,004	-
Proceeds from notes payable	-	2,100,000
Proceeds from secured convertible debentures, net	6,066,406	-
Repayments of note payable and PIK interest	(3,996,928)	(3,763,474)
Debt issue costs	(582,392)	-
Payment of put liability	(1,500,000)	-
Payment of contingent consideration	-	(1,600,000)

Net cash provided by financing activities	5,092,491	1,380,325

Net decrease in cash and cash equivalents	(31,463)	(42,424)
Cash and cash equivalents, beginning of period	1,048,762	1,091,186
Cash and cash equivalents, end of period	$1,017,299	$1,048,762

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$1,217,716	$1,312,293
Cash paid for taxes	$-	$-

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016

(Unaudited)

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one-time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	Three Months ended December 31,		Twelve Months ended December 31,
	2017	2016	2017	2016
Net loss	$16,507,703	$12,392,394	$16,507,703	$12,392,394
Plus:
Equity Based compensation	1,138,021	1,319,817	2,085,988	2,303,843
Accretion of put warrants	1,934,663	-	-	-
Accretion of debenture discount and warrants	(788,873)	-	-	-
Accretion of Leapfrog warrants	(336,348)	-	-	-
Accretion of put liability	-	-	-	-
Accretion of contingent consideration	-	-	-	-
Adjusted net loss	2,125,538	(24,117)	(4,572,894)	(1,944,390)
Loss on repurchase of Series B warrants	(2,053,975)	-	-	-
Loss on repricing of Series A warrants	(99,820)	-	-	274,695
Derivative liabilities for convertible debentures and warrants	-	-	-	-
Restructuring Costs	-	-	377,961	-
Write-off of non-compete agreement	-	-	468,750	-
Exchange Gain or Loss	10,622	-	10,622	-
Gain on settlement	(45,125)	-	(45,125)	-
Write-off of contingent consideration	-	-	-	(3,744,496)
Impairment of goodwill	-	-	-	670,000
Interest Expense	1,134,064	504,891	2,849,706	3,220,489
Depreciation and amortization	155,682	100,090	528,622	387,034

Adjusted EBITDA	$1,226,986	$580,864	$(382,358)	$(1,136,668)

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